Code of Ethics

Do the right thing

Table of Contents

Message from our CEO
The Code of Ethics at a Glance	2
Section 1. Background	4
Section 2. Standards of Conduct	4
2.1. Conflicts of Interest
(a) When can conflicts of interest arise?
(b) What types of conflicts of interest must I avoid?
(c) Which conflicts of interest do I need to disclose?
(d) When and how do I disclose conflicts of interest?
Section 3. Outside Business Activities	6
3.1 Outside Business Activity Requirements
(a) Am I prohibited from engaging in any outside business activities?
(b) Am I required to obtain preclearance for any outside business activities?
(c) What outside business activities do not require preclearance?
(d) When and how do I preclear an outside business activity?
Section 4. Gift and Entertainment Policy	10
Section 5. Anti-Bribery Policy	10
Section 6. Antitrust and Competition Policy .	12
Section 7. Duty of Confidentiality	12
Section 8. Personal Trading and Reporting Requirements .	12
8.1 General Trading Prohibitions and Reporting Requirements
(a) What are the general trading prohibitions?
(b) Am I required to maintain Securities in a brokerage account at Vanguard?
(c) What am I required to report?
8.2 Additional Trading and Reporting Requirements for Investment Persons	15
(a) Which Securities trades am I required to preclear?
(b) How do I obtain preclearance?
(c) How long is my preclearance approval valid?
(d) Am I required to obtain preclearance before investing in a Private Placement?
(e) Are there Securities transactions that I do not need to preclear?
(f) Am I subject to restrictions on my personal trading in Covered Securities?
(g) Am I prohibited from engaging in certain Securities transactions?
(h) What happens if I make a “short-term trade” in a Vanguard Fund?
(i) Are there any additional reporting requirements that apply to me?

Table of Contents (continued)

8.3 Additional Trading Prohibitions and Reporting Requirements for Fund Access Persons	20
(a) Which Securities trades am I required to preclear?
(b) How do I obtain preclearance?
(c) How long is my preclearance approval valid?
(d) Am I required to obtain preclearance before investing in a Private Placement?
(e) Are there Securities transactions that I do not need to preclear?
(f) Am I subject to restrictions on my personal trading in Covered Securities?
(g) Am I prohibited from engaging in any Securities transactions?
(h) What happens if I make a “short-term trade” in a Vanguard Fund?
(i) Are there any additional reporting requirements that apply to me?
8.4 Additional Trading Prohibitions and Reporting Requirements for VAI Access Persons	24
(a) Am I required to preclear Security trades?
(b) Am I required to obtain preclearance before investing in a Private Placement?
(c) Am I prohibited from engaging in any Securities transactions?
(d) What happens if I make a “short-term trade” in a Vanguard Fund?
(e) Are there any additional reporting requirements that apply to me?
8.5 Additional Trading Prohibitions for Non-U.S. Crew Members	26
(a) What are the additional trading prohibitions?
(b) What are the Vanguard Fund reporting requirements in Australia?
(c) What are the additional trading restrictions for Japan?
(d) What additional information is required to be reported for accounts where I have Investment Discretion?

Section 9. Certification Requirements	28
9.1 What am I required to certify initially?
9.2 What am I required to certify annually?
Section 10. Penalties and Sanctions	28
10.1 How are violations administered by Compliance?
10.2 How is an appropriate sanction determined?
10.3 How is the materiality of a violation determined?
10.4 What are my obligations to report a violation?
Section 11. Waivers	29
Appendix A. Definitions	31
Appendix B. Independent Directors and Trustees	36

Do the right thing

At Vanguard, the trust of our clients is our greatest asset. And that trust can only be preserved if each one of us does the right thing on behalf of Vanguard and our clients.

Our Code of Ethics is built on our commitment to maintaining the highest standards of ethical behavior and fiduciary responsibility. Our actions, decisions, and interests should never compete with the interests of Vanguard or our clients.

All crew members are responsible for understanding and complying with our Code of Ethics. Please know and follow the policies that apply to you, and be accountable for your actions. If you are a manager, help your crew to understand and comply with the Code of Ethics through your words and your actions.

Use the Code of Ethics as your guide when faced with challenging decisions or circumstances. But remember, the Code of Ethics is a document. It cannot anticipate every situation. Ultimately, we rely on your sense of personal integrity to protect and enhance Vanguard’s reputation. Never underestimate the importance of your own ethical conduct in our mission to treat investors fairly and give them the best chance to succeed.

Mortimer J. Buckley
President and Chief Executive Officer

The Code of Ethics at a Glance

Below are some of the general requirements of the Code of Ethics which may impact you the most. These descriptions are for guidance only. Please consult the applicable provisions of the Code of Ethics for detailed requirements.

1. Clients’ Interests Come First	6. Antitrust and Competition
You must serve the interests of Vanguard	You are prohibited from engaging in activity
Clients ahead of your own personal interests.	that could have an anticompetitive effect on
the price of goods, services, securities,
2. Conflicts of Interest	or other trading conditions in the global
Your actions, decisions, and interests should	marketplace in which we operate.
not compete or conflict with Vanguard
or Vanguard Clients’ interests. You must	7. Insider Trading
report any potential conflicts of interest to	You are prohibited from buying or selling
Compliance.	any Security while in the possession of
material nonpublic information about the
3. Business Activities Outside of Vanguard	issuer of the Security.
You may engage in outside business activities
that do not conflict with Vanguard’s interests;	8. Personal Trading Activities
however, you must obtain approval from	You are required to abide by the Code of Ethics
Compliance for certain outside business	requirements related to holding, reporting, and
activities.	trading Securities for personal benefit. Personal
trading restrictions and reporting requirements
4. Gifts and Entertainment	vary depending on the rules of the country you
When doing business with Vanguard Clients,	are working in and whether you are an Access
vendors, potential Vanguard Clients, and	Person or a Non-Access Person.
others, you must abide by limitations on giving
and receiving gifts and business entertainment.	9. Certification Requirements
Under the Gift and Entertainment Policy, you	On an annual basis, you must acknowledge
must report certain gifts and entertainment to	that you understand the Code of Ethics and
Compliance.	will comply with its provisions.

5. Anti-Bribery
You are prohibited from engaging or
participating in any form of bribery or
corruption.

Clients’ Interests
Come First

You must serve the
interests of Vanguard
Clients ahead of your
own personal interests.

Section 1. Background	2.1 Conflicts of Interest

The Code of Ethics (“Code”) has been approved	A conflict of interest is defined as any situation
and adopted by the board of directors of The	where financial or other personal factors can
Vanguard Group, Inc. (“Vanguard”), the boards of	compromise independence, objectivity, or
trustees of each of the Vanguard Funds, and the	professional judgment. A conflict of interest
boards of directors of each of Vanguard’s Affiliates,	exists when these factors compete, or give the
as applicable. Unless stated otherwise, the Code	appearance of competing, with your duty to serve
applies to all Crew Members and Contingent	the interests of Vanguard and Vanguard Clients.
Workers. The Code also contains provisions
applicable to Independent Directors and Trustees	2.1(a) When can conflicts of interest arise?
(Appendix B).
Even the perception of a conflict could negatively
affect Vanguard and harm our reputation. It’s
Section 2. Standards of Conduct	important to understand the following conflict
situations:
Vanguard consistently seeks to earn and maintain
the trust and loyalty of our clients by adhering	• Actual conflict of interest. A situation where
to the highest standards of ethical behavior and	your personal interests directly conflict with
fiduciary responsibility. You must adhere at all	your duties, responsibilities, or the terms of
times to the spirit, and not just the letter, of the	your assignment at Vanguard.
Code. Any transaction or activity that violates either	• Perceived conflict of interest. A situation
of the standards of conduct described below is	where it appears that your personal interests
prohibited, regardless of whether it meets technical	inappropriately influence the performance of
rules found elsewhere in the Code. Accordingly,	your duties, responsibilities, or the terms of
you must conduct yourself in accordance with	your assignment at Vanguard - whether founded
applicable law and regulations, and the following	or not.
standards of conduct:	• Potential conflict of interest. A situation
that could arise in the future where your
• Vanguard Clients’ interests come first. You	personal interests would affect your duties,
must at all times place the interests of Vanguard	responsibilities, or the terms of your assignment
Clients first. In particular, you must avoid serving	at Vanguard.
your own personal interests ahead of the
interests of Vanguard Clients.
Depending on your role or the terms of your
• Conflicts of interest must be avoided.	assignment at Vanguard, the potential for conflict
Your actions, decisions, and interests cannot	may also arise where an Immediate Family
compete or conflict with Vanguard’s interests	Member is employed by, or associated with, a
or the interests of Vanguard Clients. You must	company with which Vanguard has or is looking to
ensure that you do not have a conflict with your	establish a relationship.
duties for Vanguard and that you do not use
Vanguard’s name, property, facilities, confidential	Example: Your spouse is employed as a trader at
information, relationships, or other assets for	a brokerage firm that executes Vanguard Fund
personal benefit or for outside work or other	trades - if you are a phone associate, a conflict
endeavors.	may not exist; however, if you hold a position
in the Investment Management Group or Fund
Vanguard Affiliates or your specific department	Financial Services, a potential conflict may exist.
may have additional policies regarding conflicts of
interest that you must also follow.

Your actions, decisions, and
interests should not compete
or conflict with Vanguard or
Vanguard Clients’ interests.
You must report any potential
conflicts of interest to
Compliance.

2.1(b) What types of conflicts of interest must	Contingent Workers must also consult with their
I avoid?	employer if an actual, perceived, or potential
conflict arises.
You need to avoid situations where a conflict of
interest could arise, including:	MCO Resource – To disclose conflicts of
interest, complete a Conflicts of Interest
• Any business interest that competes, directly	Disclosure Form via MCO.
or indirectly, with the interests of Vanguard or

Vanguard Clients while working on Vanguard	Section 3. Outside Business
matters.
• Any situation where you would benefit, directly	Activities
or indirectly, from Vanguard’s dealings with
others.	You are permitted to engage in certain outside
business activities (permanent, part-time, or
one-time assignment) during your personal time.
2.1(c) Which conflicts of interest do I need to	However, those activities must not adversely affect
disclose?	Vanguard or present a conflict of interest. Your job
at Vanguard must come first over other business
You are required to disclose the following	opportunities, nonprofit activities, or a second
information:	job. Be mindful of conflicts, obtain any necessary
• Any situation that may present the potential for	approvals, and be aware that you may be required
a conflict of interest with Vanguard’s business	to discontinue an activity if a conflict exists.
or the interests of Vanguard Clients.
• Any employment arrangements or positions	While Contingent Workers are exempt from the
(e.g., board member) of an Immediate Family	requirements of Section 3, those Contingent
Member that may present the potential for	Workers who hold a FINRA license are required
conflict with Vanguard and its activities (e.g.,	to comply with the FINRA Licensing Policy on
relationships with potential or existing vendors	CrewNet.
or financial institutions, including banks, with
whom Vanguard conducts business).	In addition to the requirements and restrictions in
this section, the following supplemental policies
2.1(d) When and how do I disclose conflicts	may apply to Crew Members:
of interest?	• Senior Executive Covered Activity Policy
(officers and Crew Members in roles
Report any conflicts – whether actual, perceived,	designated as M6/P6/S6 or higher).
or potential – to Compliance as soon as they arise.	• Managing Director Outside Business Activity
Contact Compliance if you encounter a conflict	Policy.
that is not explicitly addressed by our policies, or is
potentially significant to a business area or across	If there is a conflict between a requirement in the
divisions.	Code and a more restrictive requirement in one of
these supplemental policies, the more restrictive
Certain Vanguard Affiliates or departments may	requirement outlined in the Senior Executive
have additional policies regarding conflicts of	Covered Activity Policy or the Managing Director
interest. Crew Members and Contingent Workers	Outside Business Activity Policy will govern.
in those departments must also follow those
policies. If in doubt about whether you are subject
to additional departmental or Vanguard Affiliate	Web Resource – If you are FINRA licensed,
policies, please check with your Vanguard manager	you are also required to comply with the FINRA
or Compliance.	Licensing Policy on CrewNet.

You may engage in outside business activities that do not conflict with Vanguard’s interests; however, you must obtain approval from Compliance for certain outside business activities.

3.1 Outside Business Activity Requirements	or charitable organization.

3.1(a) Am I prohibited from engaging in any	• All entrepreneurial activities, including home and
outside business activities?	family businesses and independent consulting.

Yes. The following activities are generally	• Volunteer positions that involve reviewing,
prohibited:	recommending or approving Securities for an
organization. This includes, but is not limited to,
• Holding a second job with any company or	serving on the finance or investment committee
organization whose activities could create a	of a nonprofit organization, or serving as
conflict of interest with your employment at	treasurer for a homeowners association or on a
Vanguard. This includes, but is not limited to,	school board.
selling Securities, term insurance, or fixed	• Any activity where your role is similar or closely
or variable annuities; providing investment	related to your responsibilities at Vanguard.
advice or financial planning or registering as an
independent investment advisor; or engaging	• Any government position, whether paid or
in any business activity similar to your job at	unpaid, elected or appointed (e.g., an elected
Vanguard.	official or member, director, officer, or employee
• Working, including serving as a director, officer,	of a government agency, authority, advisory
or in an advisory capacity, for any business or	board or other board, such as a public school or
enterprise that competes with Vanguard.	library board).
• Working for any organization that could benefit	• Any official position with any federal, state,
from your knowledge of confidential Vanguard	or local government authority, or service as
information, such as new Vanguard products,	a board member or in any representative
services, or technology.	capacity for any civic, public interest, or regional
business interest organization. Example: You
• Serving on the board of a publicly traded	are the executive director of a local chamber
company (or on the board of a company	of commerce or on the board of a wildlife
reasonably expected to become a public	protection organization.
company).
• Using Vanguard time, equipment, services, or	• Any board position, whether compensated or
property or enlisting Crew Members for the	non-compensated, including advisory positions.
benefit of the outside business activity.	This includes, but is not limited to, positions
on boards of nonprofit organizations, charitable
• Allowing your activities, or the time you spend	foundations, universities, hospitals, and civic,
on them, to interfere with the performance of	religious, or fraternal organizations.
your job.
• Any position on a panel or committee of an index
• Accepting a business opportunity from someone	provider.
who does, or seeks to do, business with
Vanguard if the person made the offer because	• Acting as a real estate agent or conducting any
of your position at Vanguard.	mortgage related activities.
• Selling interests, soliciting investors or referring	• Any teaching positions where the subject matter
participants to a Private Securities Transaction.	relates to Vanguard business that is not in the
• Certain elected or appointed political positions.	course of your duties for Vanguard.
• Crypto Mining for Digital Currencies, Digital
3.1(b) Am I required to obtain preclearance	Utility Tokens, or Digital Security Tokens.
for any outside business activities?	• Engaging in an equity or a debt-based
Yes. You are required to obtain prior written	Crowdfunding project or venture.
approval for the following outside business
activities:
• Compensated positions held outside of
Vanguard, including positions with a nonprofit

Gifts and
Entertainment

When doing business
with Vanguard Clients,
vendors, potential
Vanguard Clients, and
others, you must abide
by limitations on giving
and receiving gifts and
business entertainment.
Under the Gift and
Entertainment Policy, you
must report certain gifts
and entertainment to
Compliance.

Anti-Bribery

You are prohibited from engaging or participating in any form of bribery or corruption.

3.1(c) What outside business activities do not Section 4. Gift and Entertainment require preclearance? Policy You are not required to obtain written approval for You are subject to Vanguard’s Gift and the following activities: Entertainment Policy, which is considered an integral part of the Code. There are restrictions on • Compensated positions in a retail business - for the extent to which gifts or entertainment may be example, positions in retail or department stores received from or provided to any third party. or in the food service industry.

• Ownership of a second home, rental property, or Web Resource – Refer to the Gift and investment property, provided that the property Entertainment Policy on the Code of Ethics does not do business with Vanguard. Resource page on CrewNet for information and • Selling items on online auction sites, so long as guidelines. it is not operated as a business.

• Unpaid positions with holding companies, Section 5. Anti-Bribery Policy trusts, or non-operating entities that hold your or your family’s real estate or other Investments, You are subject to Vanguard’s Anti-Bribery Policy, provided the Securities would not otherwise which prohibits bribery and corruption in all forms. require approval if held directly.

     You must not offer, give, or receive anything of value for the purpose of improperly obtaining 3.1(d) When and how do I preclear an outside business, retaining business or securing an business activity? improper advantage for Vanguard.

Other than those outside business activities described in Section 3.1(c), you are required to Web Resource – Refer to the Anti-Bribery obtain approval for outside business activities: Policy on the Code of Ethics Resource page on CrewNet for information and guidelines.

• If you are already participating in an activity upon joining Vanguard.

• Before accepting any new activity.

• If there are any changes to a previously reported activity.

In certain situations, you may receive a follow-up form from Compliance requiring you to obtain approval from a Vanguard Officer or Managing Director.

Note: Vanguard Officers may not accept or participate in any outside business activities unless they have received written approval from a Vanguard Managing Director or the Chief Executive Officer in addition to receiving written approval from Compliance.

MCO Resource – To seek approval, you must complete the Outside Business Activities Form via MCO.

You are prohibited from engaging
in activity that could have an
anticompetitive effect on the price
of goods, services, securities, or
other trading conditions in the global
marketplace in which we operate.

Section 6. Antitrust and	provisions. In addition to the requirements
Competition Policy	of the Code, you must act at all times in
accordance with the specific confidentiality
You are subject to Vanguard’s Antitrust and	provisions in such agreements. Contact your
Competition Policy, which prohibits you	employer for more information.
from engaging in activity that could have an
anticompetitive effect on the price of goods,	Section 8. Personal Trading
services and/or securities or other trading	Activities
conditions in the global marketplace in which
we operate.	You must avoid taking personal advantage of your
knowledge of Securities activity in Vanguard Funds
Web Resource – Refer to the Antitrust and	or Vanguard Client accounts. The Code includes
Competition Policy on the Code of Ethics	specific restrictions on personal investing, but
Resource page on CrewNet for information and	cannot anticipate every fact pattern or situation. You
guidelines.	should adhere at all times to the spirit, and not just
the letter, of the Code. There are additional trading
Section 7. Duty of Confidentiality	prohibitions and reporting requirements if you are
designated as either an Investment Person (Section
You must keep confidential any nonpublic	8.2), Fund Access Person (Section 8.3), or VAI
information you may have obtained while working at	Access Person (Section 8.4).
Vanguard or while on assignment at Vanguard. This
information includes, but is not limited to information	Regardless of your designation, Compliance has
about:	the authority, with appropriate notice to you, to
apply any or all of the trading restrictions within the
• The Vanguard Funds (e.g., recent or impending	Code.
Securities transactions, activities of the funds’
advisors, offerings of new funds, changes	8.1 General Trading Prohibitions and
to fund minimums or other provisions in the	Reporting Requirements
prospectus, or closings of funds).
• Current or prospective Vanguard Clients (e.g.,	The requirements of this Section 8.1(a) apply to
their personal information, Investments, or	all persons subject to the Code. The requirements
account transactions).	of Section 8.1(c) apply to all Crew Members and
• Other Crew Members, Contingent Workers, or	Contingent Workers deemed Associated Persons.
Independent Directors and Trustees (e.g., their
pay, benefits, position level, and performance	8.1(a) What are the general trading prohibitions?
ratings).
• Engaging in conduct that is deceitful, fraudulent,
• Vanguard business activities (e.g., new services,	or manipulative, or that involves false or
products, technology, or business initiatives).	misleading statements, in connection with the
purchase or sale of a Security by a Vanguard
You must not disclose confidential information to	Fund or Vanguard Client account.
any other person unless it is necessary for the	• Intentionally, recklessly, or negligently circulating
performance of your duties for Vanguard, there is a	false information or rumors that may affect
business purpose for doing so, and such disclosure	the securities markets or may be perceived as
is authorized by Vanguard.	market manipulation.
• Trading on knowledge of Vanguard Fund
Contingent Workers may also be subject to a	activities. Taking personal advantage of
non-disclosure agreement and/or a service or	knowledge of recent, impending, or planned
supply agreement with specific confidentiality

You are prohibited from buying or selling any Security while in the possession of material nonpublic information about the issuer of the Security.

Securities activities of the Vanguard Funds or	Non-U.S. Crew Members: No. You and your
their investment advisors. You are prohibited	Immediate Family Members are not required to
from purchasing or selling - directly or indirectly -	maintain Reportable Securities within a Vanguard
any Security or Related Security when you know	Brokerage Account.
that the Security is being purchased or sold, or
considered for purchase or sale, by a Vanguard	U.S. and Non-U.S. Contingent Workers: No.
Fund (with the exception of an index fund).	You and your Immediate Family Members are not
These prohibitions apply to all Securities in which	required to maintain Reportable Securities within a
you have acquired or will acquire Beneficial	Vanguard Brokerage Account.
Ownership.
• Vanguard Insider Trading Policies. You are	Web Resource – Refer to the U.S. Crew -
subject to the Insider Trading Policy and/or any	Securities to be Held at Vanguard document,
similar policy of the Vanguard Affiliate for which	which can be accessed from the Code of Ethics
you work. Each of these policies are considered	Resource page on CrewNet.
an integral part of the Code. Each policy prohibits
you from buying or selling any Security while in	8.1(c) What am I required to report?
possession of material, nonpublic information
about the issuer of the Security. The policies	The requirements of this Section apply to all
prohibit you from communicating any nonpublic	Crew Members and Contingent Workers deemed
information about any Security or issuer of	Associated Persons.
Securities to third parties.
• Vanguard FundTrading. When purchasing,	Initial Holdings Report – Within ten calendar days
exchanging, or redeeming shares of a Vanguard	of joining Vanguard, you must disclose all Covered
Fund, you and your Immediate Family Members	Accounts and all Reportable Securities held by you
must adhere to the policies and standards	or an Immediate Family Member. This includes
set forth in the fund’s prospectus, or offering	Brokerage Accounts held at Vanguard, as well as
document, including policies on market-timing	those held at another financial institution. This
and frequent trading.	information must be current as of 45 calendar days
before joining Vanguard.
• Initial Coin Offerings. You are prohibited from
participating in an Initial Coin Offering.	MCO Resource – You will receive an Initial
Certification to complete which will include a
Web Resource – Refer to your local Insider	section to disclose Covered Accounts and all
Trading Policy on the Code of Ethics Resource	Reportable Securities via MCO.
page on CrewNet for further information.
In addition, you must notify Compliance if you or
8.1(b) Am I required to maintain Securities in a	an Immediate Family Member has subsequently
brokerage account at Vanguard?	opened, or intends to open, a Covered Account
with a financial institution (e.g., broker, dealer,
U.S. Crew Members: Yes. You and your Immediate	advisor, or any other professional money manager),
Family Members are required to maintain all	has acquired holdings in Reportable Securities,
Reportable Securities within a Vanguard Brokerage	or if a preexisting Covered Account (including a
Account. You may hold Vanguard Funds, other than	Vanguard Brokerage Account) becomes associated
Vanguard ETFs, outside of Vanguard. Employer-	with you (such as through marriage or inheritance).
sponsored retirement accounts (e.g., 401(k) and
403(b)), 529 Plans, and Compliance-approved	MCO Resource – Disclose new Covered
accounts are exempt from this requirement (e.g.,	Accounts and Reportable Securities via MCO.
Managed Account). Vanguard ETFs must be held
within a Vanguard Brokerage Account.

8.2(a) Which Securities trades am I required
to preclear?
Quick Guide: Refer
to the Trading and	You must obtain, for yourself and on behalf of your
Reporting Requirements	Immediate Family Members, preclearance for any
for Non-Access Persons	transaction in a Covered Security and in a Vanguard
document, which can be	ETF.
accessed from the Code
of Ethics Resource page	By seeking preclearance, you will be deemed to be
on CrewNet.	advising Compliance that you:

• Do not possess any material, nonpublic
Duplicate statements and transaction	information relating to the security.
confirmations – You must disclose transactions
in Reportable Securities made by you and your	• Do not use knowledge of any proposed trade
Immediate Family Members. For any disclosed	or investment program relating to the Vanguard
Vanguard Brokerage Accounts, Compliance will	Funds for personal benefit.
receive transaction confirmations automatically.	• Believe the proposed trade is available to any
For each approved Covered Account and any	market participant on the same terms.
holdings of Reportable Securities held outside
of Vanguard, it is your responsibility to ensure	Non-U.S. Investment Persons may be subject to
duplicate statements and transaction confirmations	additional restrictions. See Section 8.5.
are delivered to Compliance. If the sponsor of your
Covered Account is not able to send statements
and daily transaction confirmations (electronic or	Quick Guide: Refer
paper) directly to Vanguard, you will be required to	to the Trading and
submit copies through MCO immediately after you	Reporting Requirements
receive them, unless you receive an exemption	for Investment Persons
from this requirement from Compliance. You do not	document, which can be
need to report an account or submit transaction	accessed from the Code
confirmations or statements if the account does	of Ethics Resource page
not have the ability to hold Securities (e.g., a	on CrewNet.
traditional checking account).

Contingent Workers deemed Associated Persons	8.2(b) How do I obtain preclearance?
are required to comply with and are subject to
the Securities Account Reporting Obligations on	You must receive preclearance through the
CrewNet.	MCO system or from an authorized member of
Compliance. Transactions in Covered Securities and
8.2 Additional Trading and Reporting	Vanguard ETFs may not be executed before you
Requirements for Investment Persons	receive approval.
Same day limit orders are permitted; however,
The requirements of this Section 8.2 are in addition	good ‘til canceled orders (such as limit orders that
to the requirements of Section 8.1 and apply to all	stay open over the course of multiple trading days
transactions or holdings in which an Investment	until a security reaches a specified market price)
Person has, or will acquire, Beneficial Ownership	are not permitted.
of Securities. To see if you are designated as an
Investment Person, reference the Investment	Attempting to gain approval after the transaction
Persons Departments list on CrewNet. Note: this	has occurred is not permitted. Completing a
designation could apply to Crew Members or	personal trade before receiving approval or after
Contingent Workers.	the approval window expires constitutes a violation

of the Code. See Section 10 for more information	may be granted after a review of the facts and
regarding the sanctions that may be imposed as a	circumstances, including whether:
result of a violation.
• An investment in the securities is likely to result
MCO Resource – Preclearance must be obtained	in future conflicts with Vanguard Client accounts.
via MCO. Once the required information is	• You are being offered the opportunity due to your
submitted, your preclearance request will be	employment at, or association with, Vanguard.
approved or denied immediately.
If you receive approval to purchase Securities in a
8.2(c) How long is my preclearance approval	Private Placement, you must inform Compliance if
valid?	that Security goes to public offer or is pending listing
on an exchange.
U.S.: Preclearance approval will expire at the
end of the trading day on which it is issued (e.g.,	MCO Resource – To seek preclearance of
if you receive approval for a trade on Monday,	a Private Placement, complete the Outside
it is effective until the market closes on that	Business Activities Form via MCO.
Monday). Preclearance for limit orders is good
for transactions on the same day that approval
is granted only. If you receive approval for a limit	8.2(e) Are there Securities transactions that I do
order, it must be executed or expire at the close	not need to preclear?
of regular trading on the same business day for
which approval was granted. If you wish to execute	Yes. You are not required to obtain preclearance for
the limit order after the close of regular trading on	the following:
the day you received approval, you must submit a
new preclearance request for the day you wish to	• Purchases or sales of Vanguard Funds. Note:
execute the trade.	The purchase or sale of Vanguard ETFs require
preclearance.
Non-U.S.: If you receive approval, transactions	• Purchases or sales where the person requesting
must be executed no later than the end of trading	preclearance has no direct or indirect influence
on the next business day after the preclearance is	or control over the Covered Security (e.g., you
granted. If the transaction is not placed within that	have a trust in your name but you are not the
time, you must submit a new request for approval	trustee who places the transaction, provided
before placing the transaction. If you preclear a	you have granted Investment Discretion
limit order, that limit order must either be executed	to the trustee and there has been no prior
or expire at the end of the next business day. If you	communication between you and the trustee
want to execute the order after the next business	regarding the transaction).
day period expires, you must resubmit your	• Corporate actions in Covered Securities such
preclearance request.	as stock dividends, stock splits, mergers,
consolidations, spin-offs, or other similar
8.2(d) Am I required to obtain preclearance	corporate reorganizations or distributions.
before investing in a Private Placement?	• Purchases or sales made as a part of an
Automatic Investment Program.
Yes. You cannot invest in securities offered to
potential investors in a Private Placement or other	• Purchases made upon the exercise of Rights by
limited investment offering without first obtaining	an issuer in proportion to all holders of a class
preclearance from Compliance. You must provide	of its Securities, to the extent such Rights were
documentation describing the investment (e.g.,	acquired for such issuer.
offering memorandum, subscription documents,	• Acquisitions of Covered Securities through gifts
etc.) so as to enable Compliance to conduct a	or bequests.
thorough review of the investment. Approval

Personal Trading Activities

You are required to abide by the Code of Ethics requirements related to holding, reporting, and trading Securities for personal benefit. Personal trading restrictions and reporting requirements vary depending on the rules of the country you are working in and whether you are an Access Person or a Non-Access Person.

8.2(f) Am I subject to restrictions on my personal
trading in Covered Securities?	Quick Guide: For
example on the above
Yes. You may be subject to certain restrictions if	trade scenarios, refer
you purchase or sell a Covered Security within	to Code of Ethics Q&A,
seven days before or after a Vanguard Fund	which can be accessed
purchases or sells the same Covered Security or a	from the Code of
Related Security (the “blackout period”).	Ethics Resource page
on CrewNet.
If you purchase a Covered Security within seven
days before a Vanguard Fund purchases the same
Covered Security or a Related Security, you may be	Compliance may exempt from these restrictions
required to hold the Covered Security for 6 months	trades during blackout periods that coincide with
before being permitted to sell the Covered Security	trading by certain Vanguard Funds (e.g., index
for a profit.	funds).

If you sell a Covered Security within seven days	Compliance may waive the blackout period as it
before a Vanguard Fund sells the same Covered	applies to the sale of a Covered Security if the
Security or a Related Security, you may be required	Chief Compliance Officer determines its application
to disgorge any profits earned from your sale of the	creates a significant hardship to you (e.g., you
Covered Security (exclusive of commissions) at a	need cash for a home purchase or to cover a major
price higher than what the Vanguard Fund received	medical expense) and, in the opinion of the Chief
for selling the Covered Security or a Related	Compliance Officer, satisfies the requirements for a
Security.	waiver in Section 11.

In general, you will not receive preclearance to	Web Resource – Refer to the Hardship Waiver
purchase a Covered Security within seven days	Request Form on the Code of Ethics Resource
after a Vanguard Fund trades the same Covered	page on CrewNet.
Security or a Related Security. If you execute the
transaction without receiving preclearance, you
will have violated this Code and must immediately
sell the Covered Security and disgorge all profits	Quick Guide: Refer
received from the sale to Vanguard (exclusive of	to the Trading and
commissions).	Reporting Requirements
for Investment Persons
document, which can be
In general, you will not receive preclearance to	accessed from the Code
sell a Covered Security within seven days after a	of Ethics Resource page
Vanguard Fund trades the same Covered Security	on CrewNet.
or a Related Security. If you execute the transaction
without receiving preclearance, you will have
violated the Code and must disgorge the difference
(exclusive of commissions) between the sale price	8.2(g) Am I prohibited from engaging in certain
you received and the Vanguard Fund’s sale price (as	Securities transactions?
long as your sales price is higher), multiplied by the
number of shares you sold.	Yes. You are prohibited from engaging in the
following Securities transactions:
In addition to these restrictions, local law may
dictate the extent to which any gains must be	• Futures and Options. You are prohibited from
relinquished.	entering into, acquiring, or selling any Futures
contract (including single stock futures) or any

Option on any Covered Security (including	Nothing in this section is intended to replace, nullify,
Options on ETFs).	or modify any requirements imposed by a Vanguard
• Initial Public Offerings and Secondary	Fund.
Offerings. You are prohibited from acquiring
Securities in an Initial Public Offering or Secondary	Note: This section applies to transactions in
Offering.	Vanguard Funds other than Vanguard ETFs
(e.g., Vanguard mutual funds). As noted above,
• Short-Selling. You are prohibited from selling	Investment Persons are prohibited from purchasing
short any Security that you do not own or from	and then selling any Vanguard ETF at a profit, as well
otherwise engaging in Short-Selling activities.	as selling and then repurchasing a Vanguard ETF at a
• Short-TermTrading. You are prohibited from	lower price within 60 calendar days
purchasing and then selling any Covered Security
or a Vanguard ETF at a profit, as well as selling	8.2(i) Are there any additional reporting
and then repurchasing a Covered Security or a	requirements that apply to me?
Vanguard ETF at a lower price within 60 calendar
days. Gains are calculated based on last in, first	In addition to the standard reporting requirements
out method for purposes of this restriction. If you	set forth in Section 8.1(c), you must also disclose
realize profits on short-term trades, you will be	the following:
required to relinquish the profits. In addition, the
trade will be recorded as a violation of the Code.	• Covered Accounts where you exercise
• Spread Bets. You are prohibited from participating	Investment Discretion.
in Spread Betting on Securities, indexes, interest	• Accounts, 529 college savings plans and annuity
rates, currencies, or commodities.	or insurance products holding Vanguard Funds.

8.2(h) What happens if I make a “short-term	The information must be updated in MCO no
trade” in a Vanguard Fund?	later than ten calendar days after you become an
Investment Person or joining Vanguard.
Compliance will monitor trading in Vanguard Funds,
other than Vanguard ETFs, and will review situations	QuarterlyTransactions Report – Within 30 days of
where Vanguard Fund shares are redeemed within	quarter end, you must certify that all transactions
30 calendar days of purchase (a “short-term trade”).	effected in Covered Securities during the quarter
You may be required to relinquish any profit made on	have been recorded accurately in MCO. If there are
a short-term trade and will be subject to disciplinary	no transactions in Covered Securities the report
action if Compliance determines the short-term	should state “None.” You will not be required
trade was detrimental to a Vanguard Fund or a	to certify if Compliance receives automated or
Vanguard Client or that there is a history of frequent	duplicate confirmations and statements. Note:
trading by you or your Immediate Family Members.	Compliance receives duplicate confirms and
For purposes of this paragraph:	statements for all Vanguard accounts.

• A redemption includes a redemption by any	Annual Holdings Report – Within 30 calendar
means, including an exchange out of a Vanguard	days of receipt, you must certify that all Covered
Fund.	Accounts and Reportable Securities are recorded
• This policy does not cover purchases and	accurately in MCO.
redemptions/sales (i) into or out of Vanguard
money market funds, Vanguard short-term bond	If you are an Investment Person of Vanguard
funds, or (ii) through an Automatic Investment	Investments Hong Kong, Limited (VIHK), the
Program.	holdings disclosure requirement is semi-annual,
including the provision of statements.

Non-U.S. Fund Access Persons may be subject to
additional restrictions. See Section 8.5(a).
Quick Guide: Refer
to the Trading and
Reporting Requirements	Quick Guide: Refer
for Investment Persons,	to the Trading and
which can be accessed	Reporting Requirements
from the Code of Ethics	for Fund Access
Resource page on	Persons document,
CrewNet.	which can be accessed
from the Code of Ethics
Resource page on
CrewNet.
MCO Resource – Verify and disclose all Covered
Accounts and holdings in Reportable Securities	8.3(b) How do I obtain preclearance?
via MCO
You must receive preclearance through the MCO
system or by contacting Compliance. Transactions
8.3 AdditionalTrading Prohibitions and Reporting	in Covered Securities may not be executed before
Requirements for Fund Access Persons	you receive approval.

The requirements of this Section 8.3 are in addition	Same day limit orders are permitted; however,
to the requirements of Section 8.1 and apply to all	good ‘til canceled orders (such as limit orders that
transactions or holdings in which a Fund Access	stay open over the course of multiple trading days
Person has, or will acquire, Beneficial Ownership	until a security reaches a specified market price)
of Securities. To see if you are designated as a	are not permitted.
Fund Access Person, reference the Fund Access
Persons Departments list on CrewNet. Note: this	Attempting to gain approval after the transaction
designation could apply to Crew Members or	has occurred is not permitted. Completing a
Contingent Workers.	personal trade before receiving approval or after
the approval window expires constitutes a violation
8.3(a) Which Securities trades am I required to	of the Code. See Section 10 for more information
preclear?	regarding the sanctions that may be imposed as a
result of a violation.
You must obtain, for yourself and on behalf of your
Immediate Family Members, preclearance for any	MCO Resource – Preclearance must be obtained
transaction in a Covered Security.	via MCO. Once the required information is
submitted, your preclearance request will be
By seeking preclearance, you will be deemed to be	approved or denied immediately.
advising Compliance that you:

• Do not possess any material, nonpublic	8.3(c) How long is my preclearance approval
information relating to the security.	valid?

• Do not use knowledge of any proposed trade	U.S.: Preclearance approval will expire at the
or investment program relating to the Vanguard	end of the trading day on which it is issued (e.g.,
Funds for personal benefit.	if you receive approval for a trade on Monday,
• Believe the proposed trade is available to any	it is effective until the market closes on that
market participant on the same terms.	Monday). Preclearance for limit orders is good
for transactions on the same day that approval
is granted only. If you receive approval for a limit

order, it must be executed or expire at the close	8.3(e) Are there Securities transactions that I do
of regular trading on the same business day for	not need to preclear?
which approval was granted. If you wish to execute
the limit order after the close of regular trading on	Yes. You are not required to obtain preclearance for
the day you received approval, you must submit a	the following:
new preclearance request for the day you wish to
execute the trade.	• Purchases or sales of Vanguard Funds.
• Purchases or sales where the person
Non-U.S.: If you receive approval, transactions	requesting preclearance has no direct or
must be executed no later than the end of trading	indirect influence or control over the account
on the next business day after the preclearance is	(e.g., you have a trust in your name but you
granted. If the transaction is not placed within that	are not the trustee who places the transaction,
time, you must submit a new request for approval	provided you have granted Investment
before placing the transaction. If you preclear a	Discretion to the trustee and there has been
limit order, that limit order must either be executed	no prior communication between you and the
or expire at the end of the next business day. If you	trustee regarding the transaction).
want to execute the order after the next business	• Corporate actions in Covered Securities such
day period expires, you must resubmit your	as stock dividends, stock splits, mergers,
preclearance request.	consolidations, spin-offs, or other similar
corporate reorganizations or distributions.
8.3(d) Am I required to obtain preclearance	• Purchases or sales made as a part of an
before investing in a Private Placement?	Automatic Investment Program.
• Purchases made upon the exercise of Rights by
Yes. You cannot invest in securities offered to	an issuer in proportion to all holders of a class
potential investors in a Private Placement or other	of its Securities, to the extent, such Rights
limited investment offering without first obtaining	were acquired for such issuer.
preclearance from Compliance. You must provide
documentation describing the investment (e.g.,	• Acquisitions of Covered Securities through gifts
offering memorandum, subscription documents,	or bequests.
etc.) so as to enable Compliance to conduct a
thorough review of the investment. Approval	8.3(f) Am I subject to restrictions on my
may be granted after a review of the facts and	personal trading in Covered Securities?
circumstances, including whether:
Yes. You may be subject to certain restrictions if
• An investment in the securities is likely to	you purchase or sell a Covered Security within
result in future conflicts with Vanguard Client	seven days before or after a Vanguard Fund
accounts.	purchases or sells the same Covered Security
• You are being offered the opportunity due	or a Related Security (the “blackout period”).
to your employment at, or association with,	If you purchase a Covered Security within seven
Vanguard.	days before a Vanguard Fund purchases the same
If you receive approval to purchase Securities in a	Covered Security or a Related Security, you may be
Private Placement, you must inform Compliance	required to hold the Covered Security for 6 months
if that Security goes to public offer or is pending	before being permitted to sell the Covered Security
listing on an exchange.	for a profit.

MCO Resource – To seek preclearance of	If you sell a Covered Security within seven days
a Private Placement, complete the Outside	before a Vanguard Fund sells the same Covered
Business Activities Form via MCO.	Security or a Related Security, you may be required
to disgorge any profits earned from your sale of the

Covered Security (exclusive of commissions) at	the total value of any sales of the Security by the
a price higher than what the Vanguard Fund	Fund Access Person do not exceed US$10,000 in
received for selling the Covered Security or a	any 30-day rolling period. Sales of securities with
Related Security.	market capitalizations below US$5 billion, or that
exceed US$10,000 in any 30-day rolling period,
In general, you will not receive preclearance to	will continue to be subject to the blackout periods
purchase a Covered Security within seven days	unless Compliance grants a waiver.
after a Vanguard Fund trades the same Covered
Security or a Related Security. If you execute the	Compliance may waive the blackout period as it
transaction without receiving preclearance, you	applies to the sale of a Covered Security if the
will have violated this Code and must immediately	Chief Compliance Officer determines its application
sell the Covered Security and disgorge all profits	creates a significant hardship to you (e.g., you
received from the sale to Vanguard (exclusive of	need cash for a home purchase or to cover a major
commissions).	medical expense) and, in the opinion of the Chief
Compliance Officer, satisfies the requirements for a
In general, you will not receive preclearance to	waiver in Section 11.
sell a Covered Security within seven days after a
Vanguard Fund trades the same Covered Security	Web Resource – Refer to the Hardship Waiver
or a Related Security. If you execute the	Request Form on the Code of Ethics Resource
transaction without receiving preclearance, you	page on CrewNet.
will have violated the Code and must disgorge the
difference (exclusive of commissions) between
the sale price you received and the Vanguard Fund’s	8.3(g) Am I prohibited from engaging in any
sale price (as long as your sales price is higher),	Securities transactions?
multiplied by the number of shares you sold.
Yes. You are prohibited from engaging in the
following Securities transactions:
Quick Guide: For
example on the above	• Futures and Options. You are prohibited from
trade scenarios, refer	entering into, acquiring, or selling any Futures
to Code of Ethics Q&A,	contract (including single stock futures) or any
which can be accessed	Option on any Security (including Options on
from the Code of Ethics
Resource page on	ETFs).
CrewNet.	• Initial Public Offerings and Secondary
Offerings. You are prohibited from acquiring
Securities in an Initial Public Offering or
Secondary Offering.
In addition to these restrictions, local law may
dictate the extent to which any gains must be	• Short-Selling. You are prohibited from selling
relinquished.	short any Security that you do not own or from
otherwise engaging in Short-Selling activities.
Compliance may exempt from these restrictions	• Short-TermTrading. You are prohibited from
certain trades during blackout periods that coincide	purchasing and then selling any Covered
with trading by certain Vanguard Funds (e.g., index	Security at a profit, as well as selling and
funds).	then repurchasing a Covered Security at a
lower price within 60 calendar days. Gains are
The blackout period will not apply to a Fund Access	calculated based on last in, first out method
Person’s sale of any stock for which the market	for purposes of this restriction. If you realize
capitalization exceeds US$5 billion, provided that	profits on short-term trades, you will be

required to relinquish the profits. In addition,	8.3(i) Are there any additional reporting
the trade will be recorded as a violation of the	requirements that apply to me?
Code. Example: You are not permitted to sell
a security at $12 that you purchased within	In addition to the standard reporting requirements
the prior 60 days for $10. Similarly, you are not	set forth in Section 8.1(c), you must also disclose
permitted to purchase a security at $10 that you	the following:
sold within the prior 60 days for $12.	• Covered Accounts where you exercise
• Spread Bets. You are prohibited from	Investment Discretion.
participating in Spread Betting on Securities,	• Accounts, 529 college savings plans and annuity
indexes, interest rates, currencies, or	or insurance products holding Vanguard Funds.
commodities.
The information must be updated in MCO no later
8.3(h) What happens if I make a “short-term	than ten calendar days after you become a Fund
trade” in a Vanguard Fund?	Access Person or joining Vanguard.

QuarterlyTransactions Report – Within 30 days of
Compliance will monitor trading in Vanguard	quarter end, you must certify that all transactions
Funds, other than Vanguard ETFs, and will review	effected in Covered Securities during the quarter
situations where Vanguard Fund shares are	have been recorded accurately in MCO. If there are
redeemed within 30 calendar days of purchase	no transactions in Covered Securities the report
(a “short-term trade”). You may be required	should state “None.” You will not be required
to relinquish any profit made on a short-term	to certify if Compliance receives automated or
trade and will be subject to disciplinary action if	duplicate confirmations and statements. Note:
Compliance determines the short-term trade was	Compliance receives duplicate confirms and
detrimental to a Vanguard Fund or a Vanguard Client	statements for all Vanguard accounts.
or that there is a history of frequent trading by you
or your Immediate Family Members. For purposes	Annual Holdings Report – Within 30 calendar
of this paragraph:	days of receipt, you must certify that all Covered
Accounts and Reportable Securities are recorded
• A redemption includes a redemption by any	accurately in MCO.
means, including an exchange out of a Vanguard
Fund.	If you are an Investment Person of Vanguard
Investments Hong Kong, Limited (VIHK), the
• This policy does not cover purchases and	holdings disclosure requirement is semi-annual,
redemptions/sales (i) into or out of Vanguard	including the provision of statements.
money market funds, Vanguard short-term bond
funds, or (ii) through an Automatic Investment
Program.	Quick Guide: Refer
to the Trading and
Nothing in this section is intended to replace,	Reporting Requirements
nullify, or modify any requirements imposed by a	for Fund Access Persons,
Vanguard Fund.	which can be accessed
from the Code of Ethics
Note: This section applies to transactions in	Resource page on
Vanguard Funds other than Vanguard ETFs	CrewNet.
(e.g., Vanguard mutual funds).

MCO Resource – Verify and disclose all Covered
Accounts and holdings in Reportable Securities
via MCO.

8.4 AdditionalTrading Prohibitions and Reporting	If you receive approval to purchase Securities in a
Requirements for VAI Access Persons	Private Placement, you must inform Compliance
if that Security goes to public offer or is pending
The requirements of this Section 8.4 are in addition	listing on an exchange.
to the requirements of Section 8.1 and apply to all
transactions or holdings in which a VAI Access	MCO Resource – To seek preclearance of
Person has, or will acquire, Beneficial Ownership	a Private Placement complete the Outside
of Securities. To see if you are designated as a	Business Activities Form via MCO.
VAI Access Person, reference the VAI Access
Person Departments list on CrewNet. Note: this
designation could apply to Crew Members or	8.4(c) Am I prohibited from engaging in any
Contingent Workers.	Securities transactions?
Yes. You are subject to the following restrictions
8.4(a) Am I required to preclear Security trades?	with respect to any transaction in which you will
acquire any direct or indirect Beneficial Ownership:
No. You are not required to preclear transactions
in Covered Securities for you and your Immediate	• Initial Public Offerings and Secondary
Family members.	Offerings. You are prohibited from acquiring
Securities in an Initial Public Offering or
Secondary Offering.
Quick Guide: Refer	• Short-Selling. You are prohibited from selling
to the Trading and	short any Security that you do not own or from
Reporting Requirements	otherwise engaging in Short-Selling activities.
for VAI Access Persons,
which can be accessed	• Short-TermTrading. You are prohibited from
from the Code of Ethics	purchasing and then selling any Covered
Resource page on	Security at a profit, as well as selling and then
CrewNet.	repurchasing a Covered Security at a lower
price within 60 calendar days. A last-in-first-out
accounting methodology will be applied to a
8.4(b) Am I required to obtain preclearance	series of Security purchases when applying
before investing in a Private Placement?	this holding rule. If you realize profits on short-
term trades, you will be required to relinquish
Yes. You cannot invest in securities offered to	the profits to The Vanguard Group Foundation
potential investors in a Private Placement or other	(exclusive of commissions). In addition, the
limited investment offering without first obtaining	trade will be recorded as a violation of the
preclearance from Compliance. You must provide	Code.
documentation describing the investment (e.g.,	• Short-term trading on options. You may hold
offering memorandum, subscription documents,	options on a Covered Security until you exercise
etc.) so as to enable Compliance to conduct a	the options or the options expire. However, you
thorough review of the investment. Approval may	may not otherwise close any open positions
be granted after a review of the facts and	within 60 calendar days. If you realize profits
circumstances, including whether:	on such short-term trades, you must relinquish
• An investment in the securities is likely to	such profits to The Vanguard Group Foundation
result in future conflicts with Vanguard Client	(exclusive of commissions). For example:
accounts.	you would not be permitted to sell a Covered
• You are being offered the opportunity due to	Security at $12 that you purchased within the
your employment at, or association with,	prior 60 days for $10. Similarly, you would not
Vanguard.	be permitted to purchase a Covered Security at
$10 that you had sold within the prior 60 days

for $12. Note: These types of transactions can	8.4(e) Are there any additional reporting
have unintended consequences. For example,	requirements that apply to me?
your call option could be assigned, causing the
underlying Security to be called away within	In addition to the standard reporting requirements
sixty (60) calendar days following the purchase	set forth in Section 8.1(c), you must also disclose
of the Covered Security and will be recorded as	the following:
a violation of the Code.
• Covered Accounts where you exercise
Investment Discretion.
8.4(d) What happens if I make a “short-term	• Accounts, 529 college savings plans and
trade” in a Vanguard Fund?	annuity or insurance products holding
Vanguard Funds.
Compliance will monitor trading in Vanguard
Funds, other than Vanguard ETFs, and will	The information must be updated in MCO no
review situations where Vanguard Fund shares	later than ten calendar days after you become a
are redeemed within 30 calendar days of purchase	VAI Access Person or joining Vanguard.
(a “short-term trade”). You may be required to
relinquish any profit made on a short-term trade	Quarterly Transactions Report – Within 30 days
and will be subject to disciplinary action if	of quarter end, you must certify that all transactions
Compliance determines the short-term trade	effected in Covered Securities during the quarter
was detrimental to a Vanguard Fund or a Vanguard	have been recorded accurately in MCO. If there are
Client or that there is a history of frequent trading	no transactions in Covered Securities the report
by the you or your Immediate Family Members.	should state “None.” You will not be required to
For purposes of this paragraph:	certify if Compliance receives automated or
duplicate confirmations and statements. Note:
• A redemption includes a redemption by any	Compliance receives duplicate confirms and
means, including an exchange out of a Vanguard	statements for all Vanguard accounts.
Fund.
• This policy does not cover purchases and	Annual Holdings Report – Within 30 calendar
redemptions/sales (i) into or out of Vanguard	days of receipt, you must certify that all Covered
money market funds, Vanguard short-term bond	Accounts and Reportable Securities are recorded
funds, or (ii) through an Automatic Investment	accurately in MCO.
Program.

Nothing in this section is intended to replace,
nullify, or modify any requirements imposed by a	Quick Guide: Refer to
Vanguard Fund.	the Trading and Reporting
Requirements for VAI
Note: This section applies to transactions in	Access Persons, which
Vanguard Funds other than Vanguard ETFs	can be accessed from the
(e.g., Vanguard mutual funds).	Code of Ethics Resource
page on CrewNet.

MCO Resource - Verify and disclose all Covered
Accounts and holdings in Reportable Securities
via MCO.

8.5 Additional Trading Prohibitions for Non-U.S.	Approval request to Compliance in advance of
Crew Members	effecting any transactions subject to the
agreement.
The requirements of this Section 8.5 are in
addition to the requirements of Section 8.1 as	Web Resource – Request and complete a
well as the requirements of Section 8.2, 8.3, or	Discretionary Agreement Approval Request
8.4, as applicable.	Form.

8.5 (a) What are the additional trading
prohibitions?

There are additional trading requirements and
restrictions for Crew Members in Australia as well
as for Crew Members and Contingent Workers in
Japan.

8.5(b) What are the Vanguard Fund reporting
requirements in Australia?

You and your Immediate Family Members will be
required to disclose Vanguard Fund accounts in
MCO but are not required to report transactions
in Vanguard Funds to the local Compliance
Department. For monitoring purposes, the local
Compliance Department will access their records
via the transfer agency system maintained at VIA,
as required.

Note:Trades in Vanguard ETFs are required to be
reported, as these records are not held by VIA.

8.5(c) What are the additional trading
restrictions for Japan?

Crew Members and Contingent Workers including
their Immediate Family Members are prohibited
from activities including, but not limited to
engaging in margin transactions, Securities-related
derivatives transactions, and specified OTC
derivatives transactions on their own account.

8.5(d) What additional information is required
to be reported for accounts with third party
Investment Discretion?

If you or your Immediate Family Member have an
arrangement in place with a third party to manage
Securities on a discretionary basis, you must
provide a copy of the Discretionary Agreement

Certification

Requirements

On an annual
basis, you must
acknowledge that
you understand the
Code of Ethics and
will comply with its
provisions.

Section 9. Certification	The process for addressing non-material and
Requirements	material violations will include the following:

• First non-material violation in a rolling
9.1 What am I required to certify initially?	24-month period - Letter of Education.
Compliance will send the applicable Crew
Initial Certification – Within 10 calendar days after	Member, his or her direct manager, and
joining Vanguard, you must certify to Compliance	Human Resources or Crew Relations a
that you have read, understand, and will comply	summary of the violation.
with all applicable requirements of the Code and
Code-related policies.	• Second non-material violation in a rolling
24-month period - Letter of Caution.
9.2 What am I required to certify annually?	Compliance will send a letter of caution to
the Crew Member and his or her direct
Annual Certification – Within 30 calendar days	manager for both parties to sign and return
of receipt, you must certify that you have read,	to Compliance. Compliance will have the
understand, and have and will continue to comply	direct manager add a first written warning to
with all applicable requirements of the Code and	Workday. Compliance also will notify the
Code-related policies.	Chief Compliance Officer, the Crew Member’s
direct officer, and Human Resources or Crew
Section 10. Penalties and Sanctions	Relations.
• Third non-material violation in a rolling
Any violations and potential violations of the Code	24-month period - Letter of Violation.
will be investigated by Compliance or, if necessary,	Compliance will report the violation to the
the Global Code of Ethics Committee. Once it has	Global Code of Ethics Committee, which will
been determined that there was a violation, you	impose an appropriate sanction (e.g., final
will be subject to sanctions, as described below.	written warning) if warranted.
Compliance will utilize a rolling 24-month period	• Material violation. Compliance will report
when evaluating whether to sanction a violation.	the material violation to the Global Code of
The terms of the Disciplinary Action Policy will also	Ethics Committee, which will impose an
apply.	appropriate sanction (e.g., final written
warning, termination, etc.) in its discretion.
For violations involving a Contingent Worker,
Compliance will consult with a local Human	10.2 How is an appropriate sanction
Resource contact (outside the U.S.) or Crew	determined?
Relations Specialist (inside the U.S.) and the
appropriate employer regarding disciplinary	In addition to the foregoing, Compliance may,
action.	as authorized by the Chief Compliance Officer and
in consultation with the appropriate local Human
10.1 How are violations administered by	Resource contact (outside the U.S.) or Crew
Compliance?	Relations Specialist (inside the U.S.), impose
sanctions for violations of the Code that are
The sanctions program for non-material violations	considered to be necessary and appropriate
of the Code (e.g., late certification submissions,	under the circumstances and in the best interests
missed preclearance of a Covered Security, late in	of Vanguard and Vanguard Clients.
providing account confirms/statements, failure to
observe the holding period requirements, etc.) and	As mentioned above, certain violations will be
material violations will generally operate as follows:	reported to the Global Code of Ethics Committee,
which will impose sanctions in its discretion. These

sanctions, subject to local laws, may include, but
are not limited to, one or more of the following:
personal trading suspension, profit disgorgement,
negative adjustment to performance review and
compensation, final written warning, termination
of employment or referral to civil or criminal
authorities, or any other sanction as may be
determined by the Global Code of Ethics
Committee in its discretion.

10.3 How is the materiality of a violation
determined?

Compliance and/or the Committee will consider
a variety of factors including, but not limited to,
whether there was a violation of law, the frequency
of violations, the monetary value of the violation in
question, violations that impact a Vanguard Client,
or violations that are egregious, malicious, or
repetitive in nature.

10.4 What are my obligations to report a
violation?

You are required to immediately report a violation of
the Code to the local Compliance Department once
you become aware of a violation.

Section 11. Waivers

The Chief Compliance Officer may grant exceptions
to this Code, including preclearance, other trading
restrictions, and certain reporting requirements
on a case-by-case basis if it is determined that (1)
the proposed conduct involves no opportunity for
abuse, (2) the proposed conduct does not conflict
with Vanguard’s interests, and (3) not granting an
exception would result in an unfair or unjust
outcome.

The Chief Compliance Officer may waive
the applicability of the Code for a Contingent
Worker if the Code’s requirements are covered
through the applicable service provider’s
contract with Vanguard.

Appendices

Appendix A.

Definitions

Appendix B.

Independent Directors and Trustees

Appendix A. Definitions

The following definitions apply throughout the Code.

Term	Definition

Access Person	Any person designated as an Investment Person, Fund Access Person, or VAI Access Person.
American Depository	A receipt that represents a specific number of shares of a foreign-based corporation held by a
Receipts (ADRs)	U.S. bank and entitles the holder to all dividends and capital gains. Through ADRs, investors can gain exposure to securities of foreign-based companies while investing in the U.S. instead of in foreign markets.
Associated Persons	Any person who conducts securities business on behalf of the Vanguard Marketing Corporation
(VMC). This includes all FINRA-licensed Contingent Workers, as well as non-licensed Contingent
Workers who perform certain operational and administrative functions for VMC.
Automatic Investment	A program in which regular periodic purchases (or withdrawals) are made automatically in (or
Program	from) Investment accounts, according to a predetermined schedule and allocation. An Automatic
Investment Program includes a dividend reinvestment plan.
Bankers' Acceptance	A time draft drawn on a commercial bank by a borrower usually in connection with an international commercial transaction. Bankers’ acceptances are usually guaranteed by the bank.

Beneficial Ownership	The opportunity to directly or indirectly—through any contract, arrangement, understanding, relationship, or otherwise—share at any time in any economic interest or profit derived from an ownership of or a transaction in a Security. You are deemed to have Beneficial Ownership in the following:

• Any Security owned individually by you.
• Any Security owned by an Immediate Family Member.
• Any Security owned in joint tenancy, as tenants in common, or in other joint ownership arrangements.
• Any Security in which an Immediate Family Member has Beneficial Ownership if the Security
is held in a Covered Account over which you have decision making authority (for example, you act as a trustee, executor, or guardian or you provide Investment advice).
• Your interest as a general partner or manager/member in Securities held by a general or limited partnership or limited liability company.
• Your interest as a member of an investment club or an organization that is formed for the purpose of investing in a pool of monies or Securities.
• Your ownership of Securities as a trustee of a trust in which either you or an Immediate
Family Member has a vested interest in the principal or income of the trust or your ownership of a vested interest in a trust.
• Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Bond	A debt obligation issued by a corporation, government, or government agency that entails repayment of the principal amount of the obligation at a future date, usually with interest.

Bribery	The act of making an illegal payment from one party to another, usually in return for a legal or financial favor.

Brokerage Account	Any account where you can transact in Securities, including Automatic Investment Programs, employee stock purchase programs, and employee stock option programs.

Certificate of Deposit	An insured, interest-bearing deposit at a bank that requires the depositor to keep the money
(CD)	invested for a specified period.

Closed-End Fund	A fund that offers a fixed number of shares. The fixed number of shares outstanding are offered during an initial subscription period, similar to an initial public offering. After the subscription period is closed, the shares are traded on an exchange between investors, like a stock.
Commercial Paper	A promissory note issued by a company in need of short-term financing.

Contingent Workers	A Contingent Worker is a broad term that refers to any person providing services to Vanguard who Vanguard has not designated as a Crew Member.

Contingent Workers generally include individuals performing services for or on behalf of Vanguard through staffing firms, consulting firms, service providers, and as independent contractors, other than those who work for an independent organization with expertise in a specific function that is peripheral to Vanguard’s core business (e.g., security, landscaping, and food services).

Note: Compliance may waive the applicability of the Code for a Contingent Worker if Compliance
deems the Code’s requirements are covered through their service provider’s contract with
Vanguard.
Contract for Difference	A contract between two parties, typically described as buyer and seller, stipulating that the seller
(CFD)	will pay the difference between the current value of an asset and its value at contract time. (If the difference is negative, then the buyer pays instead of the seller.)
Corporate Action	A corporate action is any activity by an issuer that can change its shareholders’ ownership.
Examples include mergers, stock splits, dividends, Rights issues, etc.

Covered Account	A Vanguard Fund account, a Brokerage Account, and any other type of account that holds, or is capable of holding, Reportable Securities.

Covered Security	Any Security, other than (i) Direct Obligations of a Government; (ii) Bankers' Acceptances,
Certificates of Deposit (CD), Commercial Paper, and High-Quality Short-Term Debt Instruments,
including Repurchase Agreements; (iii) shares issued by Open-End Funds (although for
European subsidiaries, this is limited to UCITS schemes, a non-UCITS retail scheme, or another fund subject to supervision under the law of an European Economic Area (EEA) state which is an index fund or which requires an equivalent level of risk spreading in their assets); (iv) life policies;
(v) exchange-traded funds and exchange-traded notes, and (vi) Digital Security Tokens.
Crew Member	All employees, officers, directors, and trustees of Vanguard or a Vanguard Fund.

Crowdfunding	The use of small amounts of capital from a large number of individuals to finance a new business venture. This is an evolving method of raising capital, typically done through the Internet.

Crypto Mining	The act of running or facilitating any computational process for purposes of receiving compensation in the form of a Digital Currency, Digital Utility Token, or Digital Security Token.
Crypto Mining may be done either directly or indirectly. Indirect Crypto Mining involves any investment or participation in a venture that engages in direct Crypto Mining.
Debenture	An unsecured debt obligation backed only by the general credit of the borrower.

Direct Obligations of a	A debt that is backed by the full taxing power of any government. These Securities are generally
Government	considered to be of the very highest quality.

Digital Currency	A digital asset that: (1) serves solely as a store of value, a medium of exchange, or a unit of account; (2) is not issued or guaranteed by any jurisdiction, central bank, or public authority,; (3)
relies on algorithmic techniques to regulate the generation of new units of the digital asset; and
(4) has transactions involving the digital asset recorded on a decentralized network or distributed ledger (e.g., blockchain). A Digital Currency is distinguishable from a Digital Security Token or a
Digital Utility Token.
Digital UtilityToken	A digital asset that (1) provides access to a particular network, product, or service; (2) derives its value primarily from providing access to a particular network, product, or service; and (3) does not function as a Digital Currency or Digital Security Token.
Digital SecurityToken	Any digital asset that is not a Digital Currency or Digital Utility Token. In general, a Digital Security
Token may: (1) derive its value primarily from, or represent an interest in a separate asset or pool of assets; or (2) represent an interest an enterprise or venture. A Digital Security Token may provide owners or holders with voting rights, rights to distributions, or other rights associated with ownership. Digital Security Tokens are generally held for speculative investment purposes and not to provide holders with access to a particular network, product, or service. Digital
Security Tokens, like other investments, are generally not used as a medium of exchange.

Note: Whether or not an asset is a Digital Security Token depends on specific facts and circumstances. Merely referring to an asset as a Digital Currency or Digital Utility Token does not prevent the asset from being a Digital Security Token. Furthermore, an asset may be a Digital
Security Token even if it has some purported utility. Please contact Compliance if you have any questions regarding whether an asset is a Digital Security Token

Evidence of Indebtedness	Written agreements for enforceable obligations to pay money.
Exchange-Traded Fund	An investment with characteristics of both mutual funds and individual stocks. Many ETFs
(ETF)	track an index, a commodity, or a basket of assets. Unlike mutual funds, ETFs can be traded throughout the day. ETFs often have lower expense ratios but must be purchased and sold through a broker, which means you may incur commissions.
Exchange-Traded Note	A senior, unsecured, unsubordinated debt Security issued by a financial institution, whose returns
(ETN)	are based on the performance of an underlying index and backed only by the credit of the issuer.
ETNs have a maturity date, but typically pay no periodic coupon interest and offer no principal protection. At maturity an ETN investor receives a cash payment linked to the performance of the corresponding index, less fees.
Fund Access Person	Any officer (other than officers designated as an Investment Person), director, or trustee of
Vanguard or a Vanguard Fund, excluding Independent Directors and Trustees; or anyone who has access to nonpublic information regarding a Vanguard Fund’s impending purchases or sales of
Securities, or nonpublic information regarding the portfolio holdings of any Vanguard Fund. For anyone not an officer, Compliance designates Fund Access Persons individually or by department number. For a list of Fund Access Person departments, please see the Fund Access Person
Departments list on CrewNet.
Futures/Futures Contract	A contract to buy or sell specific amounts of a commodity or financial instrument (such as grain, a currency, including foreign currencies and Digital Currencies (e.g., Bitcoin), or an index) for an agreed-upon price at a certain time in the future. Sometimes the arrangements in a contract prescribe that settlements are made through cash payments, rather than the delivery of physical goods or Securities; this is called Contract for Difference.
High-Quality Short-Term	An instrument that has a maturity at issuance of less than 366 days and is rated in one of the
Debt Instrument	two highest ratings categories by a nationally recognized statistical rating organization, or an instrument that is unrated but determined by Vanguard to be of comparable quality.
Immediate Family	Your spouse, domestic partner (an unrelated adult with whom you share your home and
Members	contribute to each other's support), and minor children

Initial Coin Offering (ICO)	An initial offer or sale of a Digital Security Token.

Note: Whether or not an offering is an ICO depends on specific facts and circumstances.
Please contact Compliance before participating in an initial offering of a Digital Currency or
Digital Utility Token.
Initial Public Offering	A corporation’s first offering of common stock to the public.
(IPO)

Independent Directors	Any director or trustee who is not an "interested person" of a Vanguard Fund within the meaning
andTrustees	of Section 2(a)(19) of the Investment Company Act of 1940.

Investment	A monetary asset purchased with the idea that the asset will provide income in the future or appreciate and be sold at a higher price.

Investment Contract	Any contract, transaction, or scheme whereby a person invests money in a common enterprise and is led to expect profits solely from the efforts of the promoter or third party.

Investment Discretion	The authority an individual may exercise, with respect to investment control or trading discretion, on another person's account (e.g., executor, trustee, power of attorney).

Investment Person	Anyone who, in connection with his or her regular functions or duties, makes or participates in making any recommendations regarding the purchase or sale of Securities by a Vanguard Fund;
and anyone designated by Compliance including, but not limited to, those who obtain nonpublic information concerning recommendations made to a Vanguard Fund. Compliance will designate
Investment Persons individually or by department number. For a list of Investment Persons departments, please see the Investment Persons Departments list on CrewNet.
Managed Account	A Managed Account is an investment account that is owned by an investor and overseen by a hired professional money manager. The investor has no trading discretion on the account.

Managed Services	A Contingent Worker who provides services to Vanguard and who is employed by an independent
Workers	organization with expertise in a specific function that is peripheral to Vanguard’s core business
(e.g., security, landscaping, and food services).

Money Market Fund	A type of mutual fund that invests in short-term debt securities with the purpose of providing liquidity and interest at a low risk to shareholders. Money market funds generally seek to maintain a stable net asset value of $1.00 per share.

MyComplianceOffice	MyComplianceOffice (MCO) is a third-party web based application that allows Crew and
(MCO)	Contingent Workers to report and update certain information, as required by the Code.

Non-Access Person	Anyone who has not been designated as either an Investment Person, a Fund Access Person, or a Vanguard Advisers, Inc. Access Person.

Note	A financial security that generally has a longer term than a bill, but a shorter term than a Bond.
However, the duration of a note can vary significantly and may not always fall neatly into this categorization. Notes are similar to Bonds in that they are sold at, above, or below face (par)
value; make regular interest payments; and have a specified term until maturity.
Open-End Fund	A mutual fund that has an unlimited number of shares available for purchase.

Option	The right, but not the obligation, to buy (for a call option) or sell (for a put option) a specific amount of a given stock, commodity, currency, including foreign currencies and Digital Currencies
(e.g., Bitcoin), index, or debt, at a specified price (the strike price) during a specified period or on one particular date.
Private Placement	A Security that is not registered or required to be registered under the U.S. federal securities laws. Private Placements are generally sold to a relatively small number of select investors (as opposed to a public issue, in which Securities are made available for sale on the open market) in order to raise capital. Private Placements may include, among others, interests in hedge funds
(including limited partnership interests) and shares of private companies. Investors in Private
Placements are usually banks, mutual funds, insurance companies, pension funds, edge funds, and high net worth individuals. Private Placements are typically held or maintained outside of
Vanguard.
Private Securities	The acquisition, purchase, sale, or disposition of a Private Placement.
Transaction

Real Estate Investment	A publicly traded company that invests in real estate and distributes almost all of its taxable
Trust (REIT)	income to shareholders. REITs often specialize in a particular kind of property. They can, for example, invest in real estate such as office buildings, shopping centers, or hotels; purchase real estate (an equity REIT); and provide loans to building developers (a mortgage REIT). REITs offer the opportunity for smaller investors to invest in real estate.
Related Security	Any Security or instrument that provides economic exposure to the same company or entity—
provided, however, that equity instruments will generally not be considered related to fixed income instruments (other than convertible Bonds) and vice versa. For example, all of the following instruments would be related to the common Stock of Company X: Options, Futures,
Rights, and Warrants on Company X common Stock; preferred Stock issued by Company X; and
Bonds convertible into Company X common Stock. Similarly, different Bonds issued by Company
X would be related to one another.
Reportable Securities	Any Covered Security (as defined above), ETFs, ETNs, and Digital Security Tokens.

Repurchase Agreement	An arrangement by which the seller of an asset agrees, at the time of the sale, to buy back the asset at a specific price and, typically, on a given date (normally the next day).

Rights	A Security giving stockholders entitlement to purchase new shares issued by the corporation issuer at a predetermined price (normally at a discount to the current market price) in proportion to the number of shares already owned. Rights are issued only for a short period of time, after which they expire.
Security	Any Stock, Bond, money market instrument, Note, evidence of indebtedness, Debenture,
Warrant, Option, Right, Investment Contract, ETF, ETN, or any other Investment or interest commonly known as a Security.
Secondary Offering	The sale of new or closely held shares by a company that has already made an Initial Public
Offering.

Short-Selling	The sale of a Security that the investor does not own to take advantage of an anticipated decline in the price of the Security. To sell short, the investor must borrow the Security from a broker to make delivery to the buyer.
Spread-Betting	A way of trading that enables you to profit from movements in a wide range of markets from
Shares to currencies, including foreign currencies and Digital Currencies (e.g., Bitcoin), commodities, and interest rates. Spread betting allows you to trade on whether the price quoted for these financial instruments will go up or down.
Stock	A Security that represents part ownership, or equity, in a corporation. Each share of stock is a proportional stake in the corporation's assets and profits, some of which could be paid out as dividends.
Undertakings ForThe	A regulatory framework of the European Commission that creates a harmonized regime
Collective Investment Of	throughout Europe for the management and sale of mutual funds. UCITS funds can be
Transferable Securities	registered in Europe and sold to investors worldwide using unified regulatory and investor
(UCITS)	protection requirements.
Unit InvestmentTrust	An SEC-registered Investment company that purchases a fixed, unmanaged portfolio of
(UIT)	income-producing Securities and then sells shares in the trust to investors, usually in units of at least $1,000.
Vanguard	The Vanguard Group, Inc. (VGI) and any Vanguard Affiliate.

Vanguard Advisers, Inc.	Any VAI officer, as well as anyone who is involved in making Securities recommendations to VAI
(VAI) Access Person	clients, or has significant levels of interaction or dealings with VAI clients for the purposes of providing VAI services to clients. Compliance will designate VAI Access Persons individually or by department number. For a list of VAI Access Person departments, please see the VAI Access
Person Departments list on CrewNet.
Vanguard Affiliates	Any direct or indirect subsidiary of VGI.

Vanguard Clients	The clients of VGI, or any of the International Subsidiaries, and investors in the Vanguard Funds, including the Vanguard Funds themselves.

Vanguard ETFs	Exchange-traded funds (ETFs) sponsored or managed by Vanguard. Vanguard ETFs issue shares that can be bought or sold throughout the day in the secondary market at a market-determined price. A Vanguard ETF may operate as a share class of a Vanguard Fund or as a standalone investment pool.
Vanguard Funds	Vanguard mutual funds, Vanguard ETFs, and any other accounts sponsored or managed by
Vanguard. This includes, but is not limited to, separately managed accounts and collective trusts.

Vanguard Officers	Those Vanguard Crew Members at a Principal level position or higher.

Warrant	An entitlement to purchase a certain amount of common Stock at a set price (usually higher than the current price) during an extended period of time. Usually issued with a fixed-income security to enhance its marketability, a Warrant can be transferred, traded, or exercised by the holder.

Appendix B. Independent Directors and Trustees

Independent Directors and Trustees are required to report Securities transactions to Compliance only when a transaction is completed within 15 days of a security being purchased or sold by a Vanguard Fund and the Independent Director/Trustee had knowledge (or should have had knowledge) of the transaction.

Additionally, the following Sections of the Code are applicable to Independent Directors and Trustees:

Sections
Section 2	Standards of Conduct (excludes the reporting requirements for conflicts of interest)
Section 5	Anti-Bribery Policy
Section 6	Antitrust and Competition Policy
Section 7	Duty of Confidentiality
Section 8	Personal Trading Activities 8.1(a) (excludes bullet 6)

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